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                                                           Exhibit 10.22



                             DEC INTERNATIONAL INC.
                             1996 STOCK OPTION PLAN



     1. PURPOSES. The purposes of the DEC International Inc. 1996 Stock Option Plan are:

     (a) To further the growth, development and success of the Company and its Subsidiaries by enabling the executive and other key salaried employees of, and consultants to, the Company and its Subsidiaries to acquire a continuing equity interest in the Company, thereby increasing their personal interests in such growth, development and success and motivating such employees and consultants to exert their best efforts on behalf of the Company and its Subsidiaries; and

     (b) To maintain the ability of the Company and its Subsidiaries to attract and retain employees and consultants of outstanding ability by offering them an opportunity to acquire a continuing equity interest in the Company and its Subsidiaries which will reflect the growth, development and success of the Company and its Subsidiaries.

Toward these objectives, the Committee may grant Options to such employees and consultants, all pursuant to the terms and conditions of the Plan.

     2. DEFINITIONS. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

     (a) "AGREEMENT" - an option agreement evidencing an Option.

     (b) "BOARD" - the Board of Directors of the Company.

     (c) "CODE" - the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

     (d) "COMMITTEE" - the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

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     (e) "COMPANY" - DEC International Inc., a Delaware corporation, or any successor entity.

     (f) "FAIR MARKET VALUE" of a share of Stock as of a given date shall be (i) the average of the closing representative bid and asked prices for the Stock on such date as reported by NASDAQ or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; PROVIDED, HOWEVER, that if NASDAQ is not then in existence, its successor quotation system shall be used or (ii) if the Stock is not then publicly traded, the fair market value determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; PROVIDED, HOWEVER, that for purposes of paragraphs (a) and (g) of
Section 6, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

     (g) "ISO" or "INCENTIVE STOCK OPTION" - an option to purchase Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 and which conforms to the applicable provisions of Section 422 of the Code.

     (h) "NASDAQ" - the National Association of Securities Dealers Automated Quotation System.

     (i) "NOTICE" - written notice actually received by the Company at its offices on the day of such receipt, if received on or before 1:30 p.m., on a day when the Company's offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company's Chief Financial Officer or sent by facsimile to the Company, or sent by certified or registered mail or overnight courier, prepaid, addressed to the Company at DEC International Inc., 5775 Peachtree Dunwoody Rd., Suite C-150, Atlanta, Georgia 30342, Attention: Chief Financial Officer.

     (j) "OPTION" - an option to purchase Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either ISOs or stock options other than ISOs.

     (k) "OPTIONEE" - a Participant who has been granted an Option under the Plan in accordance with the terms and conditions set forth in Section 6.

     (l) "PARTICIPANT" - an individual eligible, pursuant to Section 5, to participate in the Plan who is selected to participate in the Plan pursuant to
Section 3.

     (m) "PLAN" - this DEC International Inc. 1996 Stock Option Plan.


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     (n) "SECURITIES ACT" - the Securities Act of 1933, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

     (o) "STOCK" - the $0.0001 par value common stock of the Company.

     (p) "SUBSIDIARY" shall mean (i) any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in
Section 424(f) of the Code and (ii) any unincorporated entity in which the Company and/or one or more of its "subsidiary corporations" (as defined in Section 424(f) of the Code) presently or in the future own an aggregate profits interest of fifty percent (50%) or more, which the Committee in its discretion determines will be a "Subsidiary" for purposes of the Plan.

     3. ADMINISTRATION OF THE PLAN. (a) The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee.

          (b) The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than three (3) members of the Board. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

          (c) The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or paragraph (a) of this Section 3, the Committee shall have the exclusive right and discretionary authority to: (i) interpret the Plan and the Agreements; (ii) construe any ambiguous provision of the Plan and/or the Agreements; (iii) determine eligibility for participation in the Plan; (iv) decide all questions concerning eligibility for and the amount of Options granted under the Plan; (v) select, from time to time, from amongst those eligible, the employees and consultants to whom Options shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company's management; (vi) determine whether an Option shall take the form of an ISO or Option other than an ISO; (vii) determine the number of shares of Stock to be included in any Option or


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to which any Option shall otherwise relate and the periods for which Options will be outstanding; (viii) establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan; (ix) to the extent permitted under the Plan and the applicable Agreement, grant waivers of Plan terms, conditions, restrictions and limitations; (x) to the extent permitted under the Plan and the applicable Agreement, permit the transfer of an Option or the exercise of an Option by one other than the Participant who received the grant of such Option; (xi) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Option; (xii) to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Option and/or adjust the number and/or class of shares of Stock subject to any outstanding Option;
(xiii) in accordance with the Plan, establish and administer any performance goals in connection with any Options; (xiv) at any time and from time to time after the granting of an Option, specify such additional terms, conditions and restrictions with respect to any such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, (A) terms, restrictions and conditions for compliance with Federal and state securities laws, (B) methods of withholding or providing for the payment of required taxes and (C) restrictions regarding a Participant's ability to exercise Options under a "cashless exercise" program established by the Committee; and (xv) take any and all such other action it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement. Options need not be uniform as to all grants and recipients thereof.

          (d) Each Option shall be evidenced by an Agreement, which shall be executed by the Company and the Participant to whom such Option has been granted, unless the Agreement provides otherwise; HOWEVER, two or more Options to a single Participant may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Option; HOWEVER, no person shall have any rights under any Option unless and until the Participant to whom the Option shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Option, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Option. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the


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Committee; PROVIDED that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

          (e) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee.

          (f) The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys or consultants, accountants, appraisers, brokers or other persons as it deems necessary or appropriate. In accordance with Section 12, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or such other persons.

          (g) In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

          (h) The Committee may, in its discretion, delegate to appropriate officers of the Company the "administration" of the Plan under this Section 3; PROVIDED, HOWEVER, that no such delegation by the Committee shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of the Plan as it affects executive officers and directors of the Company, and, PROVIDED FURTHER, HOWEVER, the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this paragraph (h) of Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee.


     4. SHARES OF STOCK SUBJECT TO THE PLAN. (a) The shares of stock subject to Options granted under the Plan shall be shares of Stock. Such shares of Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. The total number of shares of Stock that may be delivered pursuant to Options granted under the Plan is 248,857.

          (b) Notwithstanding any of the foregoing limitations set forth in this
Section 4, the numbers of shares of Stock specified in this Section 4 shall be adjusted as provided in Section 10.


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          (c) Any shares of Stock subject to an Option which for any reason expires or is terminated without having been fully exercised may again be granted pursuant to an Option under the Plan, subject to the limitations of this
Section 4; PROVIDED, HOWEVER, that forfeited shares of Stock shall not be available for further Options if the recipient thereof has realized any benefits of ownership from such shares.

     5. ELIGIBILITY. Executive and other key salaried employees, including officers, of the Company and its Subsidiaries (but excluding members of the Committee as well as non-employee directors) and consultants shall be eligible to become Participants and receive Options under the Plan.

     6. TERMS AND CONDITIONS OF STOCK OPTIONS. All Options to purchase Stock granted under the Plan shall be either ISOs or Options other than ISOs. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

          (a) The option exercise price per share of shares of Stock subject to each Option shall be determined by the Committee and stated in the Agreement; PROVIDED, HOWEVER, that, with respect to ISOs, subject to paragraph (g)(C) of this Section 6, such price shall not be less than 100% of the Fair Market Value of a share of Stock at the time that the Option is granted.

          (b) Each Option shall be exercisable in whole or in such installments, at such times and under such conditions as may be determined by the Committee in its discretion and stated in the Agreement, and, in any event, over a period of time ending not later than ten (10) years from the date such Option was granted, subject to paragraph (g)(C) of this Section 6.

          (c) An Option shall not be exercisable with respect to a fractional share of Stock or the lesser of fifty (50) shares or the full number of shares of Stock then subject to the Option. No fractional shares of Stock shall be issued upon the exercise of an Option.

          (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Stock to be purchased, which shall be accompanied by payment in full including applicable taxes, if any, in accordance with Section 9. Payment shall be in any manner permitted by applicable law and prescribed by the Committee, in its discretion, and set forth in the Agreement, including, in the Committee's discretion, payment in accordance with a "cashless exercise" program established by the Committee.

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          (e) No Optionee or other person shall become the beneficial owner of any shares of Stock subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such shares until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement.

          (f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was an employee or consultant of either the Company or of a Subsidiary or of another corporation referred to in
     Section 421(a)(2) of the Code. Notwithstanding the preceding sentence, the Committee may determine in its discretion that an Option may be exercised following termination of such continuous employment or consultancy, whether or not exercisable at such time, to the extent provided in the applicable Agreement.

          (g)(A) Each Agreement relating to an Option shall state whether such Option will or will not be treated as an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

               (B) Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan or any other "incentive stock option" plans of the Company and any Subsidiary, are exercisable for the first time by any Optionee during any calendar year with respect to Stock having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Stock is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

               (C) No ISO shall be granted to a Participant who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary. This restriction does not apply if at


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     the time such ISO is granted the Option exercise price per share of
     Stock subject to the Option is at least 110% of the Fair Market Value of a share of Stock on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five (5) years from such date of grant.

          (h) An Option and any shares of Stock received upon the exercise of an Option shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and which are specified in the Agreement and may be referred to on the certificates evidencing such shares. The Committee may require an Optionee to give prompt Notice to the Company concerning any disposition of shares of Stock received upon the exercise of an ISO within:
     (i) two (2) years from the date of granting such ISO to such Optionee or
     (ii) one (1) year from the transfer of such shares to such Optionee or
     (iii) such other period as the Committee may from time to time determine. The Committee may direct that an Optionee with respect to an ISO undertake in the applicable Agreement to give such notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing shares acquired by exercise of an ISO refer to such requirement to give such notice.

     7. TRANSFER, LEAVE OF ABSENCE. For purposes of the Plan, a transfer of an employee from the Company to a Subsidiary or an affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another, and a leave of absence, duly authorized in writing by the Company or a Subsidiary or affiliate of the Company, shall not be deemed a termination of employment of the employee.

     8. RIGHTS OF EMPLOYEES AND OTHER PERSONS. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

          (b) Nothing contained in the Plan or in any Agreement shall be deemed to (i) give any employee the right to be retained in the service of the Company or its Subsidiaries nor restrict in any way the right of the Company or any Subsidiary to terminate any employee's employment at any time with or without cause or (ii) confer on any consultant any right of continued relationship with the Company or its Subsidiaries, or alter any relationship between them, including any right of the Company or a Subsidiary to terminate its relationship with such consultant.


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          (c) The adoption of the Plan shall not be deemed to give any employee of the Company or any Subsidiary or any other person any right to be selected as a Participant or to be granted an Option.

          (d) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to receive any bonus, whether payable in cash or in Stock, or in any combination thereof, from the Company or any Subsidiary, nor be construed as limiting in any way the right of the Company or any Subsidiary to determine, in its sole discretion, whether or not it shall pay any employee bonuses, and, if so paid, the amount thereof and the manner of such payment.

     9. TAX WITHHOLDING OBLIGATIONS. (a) The Company and/or any Subsidiary are authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state, local and foreign taxes in connection with any Options (including, but not limited to, actions pursuant to the following paragraph (b) of this Section 9).

          (b) Each Participant shall (and in no event shall Stock be delivered to such Participant with respect to an Option until), no later than the date as of which the value of the Option first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Stock subject to such Option, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Notwithstanding the above, the Committee may, in its discretion and pursuant to procedures approved by the Committee, permit the Participant to
(i) elect withholding by the Company of Stock otherwise deliverable to such Participant pursuant to such Option (PROVIDED, HOWEVER, that the amount of any Stock so withheld shall not exceed the minimum required withholding obligation taking into account the Participant's effective tax rate and all applicable Federal, state, local and foreign taxes) and/or (ii) tender to the Company Stock owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six (6) months prior to such tender in full or partial satisfaction of such tax obligations.

     10. CHANGES IN CAPITAL. (a) Upon changes in the outstanding Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of


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shares available under the Plan as to which Options may be granted, the number and class of shares under each Option and the option price per share shall, in each case, be correspondingly adjusted by the Committee. Such adjustments shall be made without change in the total price applicable to such Options.

          (b) In the event of (i) a merger, consolidation, combination, reorganization or other transaction resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the former shareholders of the Company, (ii) the liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets or business of the Company (other than, in the case of either clause (i) or (ii) above, in connection with any employee benefit plan of the Company or a Subsidiary), or (iii) an initial public offering of common stock of the Company pursuant to a registration statement declared effective under the Securities
Act:

          (1) In the case of events set forth in clause (i) and (ii) above, on such terms and conditions as it deems appropriate, the Committee shall provide, either by the terms of the Agreement applicable to any Option or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, such Option shall be accelerated and become immediately exercisable as to all shares of Stock covered thereby if the exercisability is based upon the achievement of annual performance targets established by management and approved by the Board, or if the exercisability is simply dependent upon the passage of time but not if the exercisability is based upon achieving certain targets upon a liquidation event, notwithstanding anything to the contrary in the Plan or the Agreement.

          (2) In the case of the event set forth in clause (iii) above, in its discretion and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, such Option shall be accelerated and become immediately exercisable as to all shares of Stock covered thereby, notwithstanding anything to the contrary in the Plan or the Agreement.

          (3) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by resolution adopted prior to the occurrence of such event, that such Option shall be adjusted by substituting for Stock subject to such Option stock or other securities of any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction whether or not such stock or other securities are publicly traded, in which event the aggregate exercise price (as applicable) shall remain the same and the amount of shares or other securities subject to option or other rights under an Option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Participant if the Option had been exercised in full prior to such transaction or expiration date and the Participant exchanged all of such shares in the transaction.

          (4) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by resolution adopted prior to the occurrence of such event, any outstanding Option shall, in each case, be converted into a right to receive in cash, as soon as practicable following the closing date or expiration date of the transaction, an amount equal to value of the consideration to be received in connection with such transaction for one share of Stock, less the per share exercise price of such Option, multiplied by the number of shares of Stock subject to such Option.

          (5) At the discretion of the Committee, the Agreement applicable to any Option may provide that such an Option cannot be exercised after such an event, to the extent that such Option becomes subject to any acceleration, adjustment or conversion in accordance with the foregoing paragraphs (1), (2), (3) or (4) of this subsection 10(b).

          No Participant shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to such Participant. Any actions or determinations of the Committee under this Subsection 10(b) need not be uniform as to all outstanding Options, nor treat all Participants identically. Notwithstanding the foregoing adjustments, in no event may any Option be exercised after ten (10) years from the date it was originally granted and any changes to ISOs shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

     11. MISCELLANEOUS PROVISIONS. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise or payment of any Option. Proceeds from the sale of shares of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

          (b) Except as otherwise provided in this paragraph (b) of Section 11, an Option by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by him or her. The foregoing to the contrary notwithstanding, at the Committee's discretion, an Agreement may permit
(i) the receipt or exercise of a Participant's Option (or any portion thereof) after his or her death by the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, by the legatee of the Participant under the Participant's last will or by the legal representatives of such Participant's estate and/or (ii) an Option other than an ISO to be transferred by a Participant during his or her lifetime to such Participant's alternate payee pursuant to a "qualified domestic relations order," as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant's beneficiary, pursuant to the terms and conditions of the Plan and the applicable Agreement, the Company shall be under no obligation to issue Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Option are the duly appointed legal representative of the deceased Participant's estate or the proper legatees or distributees thereof or the named beneficiary of such Participant. Further notwithstanding the foregoing to the contrary, at the Committee's discretion, an Agreement may permit the transfer of an Option other than an ISO by the recipient thereof, subject to such terms, conditions and limitations prescribed by the Committee, and the applicable transferee of such Option shall be treated under the Plan and the applicable Agreement as the Participant for purposes of any exercise of such Option.


          (c) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, no Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

          (d) The Committee may require each person receiving Stock in connection with any Option under the Plan to represent and agree with the Company in writing that such person is acquiring the shares for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such


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restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. Any such restrictions shall be set forth in the applicable Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

          (e) The Committee may, in its discretion, extend one or more loans to Participants who are key employees of the Company or a Subsidiary in connection with the exercise or receipt of an Option granted to any such employees. The terms and conditions of any such loan shall be set by the Committee.

          (f) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

          (g) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or consultants or directors, or grant or assume options or other rights otherwise than under the Plan.

          (h) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

     12. LIMITS OF LIABILITY. (a) Any liability of the Company or a Subsidiary to any Participant with respect to any Option shall be based solely upon contractual obligations created by the Plan and the Agreement.

          (b) Neither the Company nor a Subsidiary nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     13. AMENDMENTS AND TERMINATION. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan; PROVIDED, HOWEVER, no amendment, alteration, suspension, or termination shall be made which would impair the previously accrued rights of any holder of an Option theretofore granted without his or her written consent or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) any requirements under the Code relating to ISOs or (ii) applicable state law), would:

          (a) except as is provided in Section 10, increase the maximum number of shares of Stock which may be sold or awarded under the Plan;

          (b) except as is provided in Section 10, decrease the minimum option exercise price requirements of Section 6(a);

          (c) change the class of persons eligible to receive Options under the Plan; or

          (d) extend the duration of the Plan or the period during which Options may be exercised under Section 6(b).

          The Committee may amend the terms of any Option theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall impair the previously accrued rights of any Participant without his or her written consent.

     14. DURATION. Following the adoption of the Plan by the Board, the Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Stock which is present and voted at a meeting, or by written consent in lieu of a meeting, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. The Plan shall terminate upon the earliest to occur of:

     (a) the effective date of a resolution adopted by the Board terminating the Plan;

     (b) the date all shares of Stock subject to the Plan are delivered pursuant to the Plan's provisions; or

     (c) ten (10) years from the date the Plan is approved by the Company's shareholders.

No Option may be granted under the Plan after the earliest to occur of the events or dates described in the foregoing paragraphs (a) through (c) of this
Section 14; HOWEVER, Options theretofore granted may extend beyond such date.

          No such termination of the Plan shall affect the previously accrued rights of any Participant hereunder and all Options previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or the Agreement.


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